UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2011

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 8, 2011, Repligen Corporation (the “Company”) amended the Rights Agreement, dated as of March 3, 2003, by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”) to accelerate the Final Expiration Date (as defined in the Rights Agreement) from March 3, 2013 to September 8, 2011. As a result of the amendment, the Rights Plan terminated on September 8, 2011.

This action followed a periodic review by the Board of Directors of the Company’s corporate governance policies in which it was determined that it was in the best interest of the Company and the shareholder’s to terminate the Rights Agreement and reflects the Company’s continuing commitment to good corporate governance practices.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment No. 1 to the Rights Agreement, dated September 8, 2011, which is included as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amendment No. 1 to Rights Agreement between Repligen Corporation and American Stock Transfer & Trust Company, LLC dated as of September 8, 2011 (incorporated by reference to Repligen Corporation’s Form 8-A/A filed September 8, 2011 and incorporated herein by reference) (SEC File No. 000-14656).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Date: September 8, 2011	By:	/s/ Walter C. Herlihy
Walter C. Herlihy
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amendment No. 1 to Rights Agreement between Repligen Corporation and American Stock Transfer & Trust Company, LLC dated as of September 8, 2011 (incorporated by reference to Repligen Corporation’s Form 8-A/A filed September 8, 2011 and incorporated herein by reference) (SEC File No. 000-14656).